Consent of Independent Registered Public Accounting Firm

The Board of Trustees/Directors

Oppenheimer Funds

We consent to the use of our reports, with respect to the financial statements and financial highlights of the predecessor funds listed in Appendix I, that are part of the Oppenheimer Funds mutual fund group, each incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses, and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ KPMG LLP

Denver, Colorado

May 22, 2019

Appendix I

Predecessor Fund Name	Fiscal Year End	Audit Report Date
Oppenheimer Global High Yield Fund	May 31, 2018	July 25, 2018
Oppenheimer Government Cash Reserves	July 31, 2018	September 26, 2018
Oppenheimer Government Money Market Fund	July 31, 2018	September 26, 2018
Oppenheimer Intermediate Income Fund, formerly Oppenheimer Corporate Bond Fund	July 31, 2018	September 26, 2018
Oppenheimer Limited-Term Bond Fund	August 31, 2018	October 25, 2018
Oppenheimer Limited-Term Government Fund	September 30, 2018	November 21, 2018
Oppenheimer Ultra-Short Duration Fund	July 31, 2018	September 26, 2018
Oppenheimer Master Inflation Protected Securities Fund, LLC	January 31, 2019	March 25, 2019